Exhibit 99.1

DocGo Announces Strong Second Quarter 2022 Results

Q2 Revenue of $109.5 Million Up 76% Year-Over-Year; Company Raises Full-Year 2022 Guidance

NEW YORK, NY, August 8, 2022 - DocGo Inc. (Nasdaq: DCGO), a leading provider of last-mile mobile health services, today announced financial and operating results for the second quarter ending June 30, 2022.

Second Quarter Financial Highlights

●	Total revenue increased to $109.5 million compared to $62.2 million in Q2 2021, an increase of 76%.

●	Gross margin improved to 35.9% compared to 34.0% in Q2 2021.

●	Net income increased to $11.8 million, compared to $0.1 million in Q2 2021.

●	Adjusted EBITDA[1], a non-GAAP measure, increased to $12.3 million compared to $3.4 million in Q2 2021.

●	Mobile Health revenue was $87.3 million compared to $33.2 million in Q2 2021, an increase of 163% year over year.

●	Recurring Transportation Services revenue increased to $20.2 million compared to $18.7 million in Q2 2021, an increase of 8%. Total Transportation Services revenue, which include project-based, emergency deployment revenues, was $22.2 million in Q2 2022 compared to $28.9 million in Q2 2021.

●	Mass Covid testing-related revenues during the period is estimated to be approximately $28 million.

●	Six-month revenues through June 30, 2022 increased to $227.4 million, compared to $111.6 million in the same period in 2021, an increase of 104%.

●	Six-month net income through June 30, 2022 amounted to $21.1 million, compared to a net loss of $1.9 million in the six months ended June 30, 2022.

●	Six-month Adjusted EBITDA[1] through June 30, 2022 increased to $25.9 million, compared to $3.8 million in the same period in 2021, an increase of 582%.

●	Total cash and cash equivalents at the end of the period were $208.4 million, an increase from $198.7 million at the end of Q1 and an increase from $179.1 million at 2021 year end.

[1]	Adjusted EBITDA is a non-GAAP financial measure. See “Non-GAAP Financial Measures” below for additional information on this non-GAAP financial measure and a reconciliation to the most comparable GAAP measure.

Guidance Update for Fiscal 2022

●	Revenue guidance is increased to $425-$435 million, up from a previous range of $400-$420 million.

●	Adjusted EBITDA[2] guidance is increased to $40-$45 million, up from a previous range of $35-$41 million.

●	Guidance increase is based on both continued organic growth and incremental M&A activities which occurred subsequent to quarter end.

Select Corporate Highlights

●	Selected for inclusion in the Russell 2000®Index.

●	Approved a $40 million share repurchase program.

●	Expanded mobile health services with Carnival Corporation to offer on-ship care at eight new ports in the U.S., Canada, England and Australia.

●	Executed a contract with L.A. Care Health Plan to facilitate mobile health services to Medicare and Medicaid populations in Los Angeles. Slated to launch in August, this relationship enables DocGo to reach eligible L.A. Care members with its range of mobile health services, including preventive, episodic and chronic care services, along with the ability to close gaps in care, among others.

●	Executed a multi-year contract to provide mobile health services to Empire BlueCross BlueShield members, covering commercial, Medicare and Medicaid populations in New York and the Medicaid population in New Jersey.

●	Major hospital system in southern California contracted with DocGo to provide at-home patient visits, resulting in a 35% reduction in unnecessary emergency room visits and a bonus payment to DocGo for facilitating such reduction.

●	DocGo continues to aggressively expand its workforce to support future growth and is expected to add 600+ full time clinical and operational positions in the second half of the year.

Stan Vashovsky, CEO of DocGo, commented, “our customers are consistently returning to DocGo for assistance with their healthcare needs and our unique, tech-enabled approach to delivering cost-effective healthcare outside of traditional brick and mortar facilities is unparalleled.” Vashovsky continued, “our quarter came in ahead of internal expectations and we anticipate contributions from new business wins across the spectrum, including three new national payer contracts and six new hospital contracts, will more than offset the wind down of mass Covid testing revenue going forward. In addition, DocGo won three large municipal RFPs, added one new international cruise line customer and expanded into two new states. Given the strength of our balance sheet, with over $200 million in total cash, we expect to remain active in pursuing synergistic M&A opportunities while also funding organic growth and other capital deployment activities, including our share repurchase program.”

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[2]	Adjusted EBITDA is a non-GAAP financial measure. We have not reconciled Adjusted EBITDA outlook to the most comparable GAAP outlook because it is not possible to do so without unreasonable efforts due to the uncertainty and potential variability of reconciling items, which are dependent on future events and often outside of management’s control and which could be significant. Because such items cannot be reasonably predicted with the level of precision required, we are unable to provide outlook for the comparable GAAP measure (net income). Forward- looking estimates of Adjusted EBITDA are made in a manner consistent with the relevant definitions and assumptions noted herein.

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Conference call and webcast

DocGo management will host a conference call and webcast to discuss the second quarter results tomorrow, August 9th at 8:30 am ET. To access the conference call, please dial 1-877-407-0784 (U.S.) or 1-201-689-8560 (international). Reference conference ID 13730613.

The webcast can be accessed using the following link:

https://viavid.webcasts.com/starthere.jsp?ei=1554870&tp_key=f93a5a0c42 or under “Events” on the “Investors” section of the Company’s website, https://ir.docgo.com/. A replay of the webcast will be archived on the Company’s investor relations page through August 23, 2022 at approximately 5:00 pm ET.

About DocGo

DocGo is a leading provider of last-mile mobile health services. DocGo is disrupting the traditional four-wall healthcare system by providing care to patients where and when they need it. DocGo's innovative technology and dedicated field staff of certified health professionals elevate the quality of patient care and drive business efficiencies for facilities, hospital networks, and health insurance providers. With Mobile Health, DocGo empowers the full promise and potential of telehealth by facilitating healthcare treatment in the comfort of a patient's home or workplace. Together with DocGo's integrated Ambulnz medical transport services, DocGo is bridging the gap between physical and virtual care. For more information, please visit www.docgo.com.

Forward-Looking Statements

This announcement contains forward-looking statements (including within the meaning of Section 21E of the U.S. Securities Exchange Act of 1934, as amended, and Section 27A of the U.S. Securities Act of 1933, as amended) concerning DocGo. These statements include, but are not limited to, statements that address our expected future business and financial performance and statements about (i) our plans, objectives and intentions with respect to future operations, services and products, including our transition to non-COVID related services, geographic expansion, new and existing contracts, M&A activity, workforce growth and share repurchase program, (ii) our competitive position and opportunities, including our ability to realize the benefits from our operating model, and (iii) other statements identified by words such as "may", "will", "expect", "intend", "plan", "potential", "believe", "seek", "could", "estimate", "judgment", "targeting", "should", "anticipate", "predict" "project", "aim", "goal", "outlook", "guidance", and similar words, phrases or expressions. These forward-looking statements are based on management's current expectations and beliefs, as well as assumptions made by, and information currently available to, management, and current market trends and conditions. Forward-looking statements inherently involve risks and uncertainties, many of which are beyond our control, and which may cause actual results to differ materially from those contained in our forward-looking statements. Accordingly, you should not place undue reliance on such statements. Particular uncertainties that could materially affect current or future results include possible accounting adjustments made in the process of finalizing reported financial results; any risks associated with global economic conditions and concerns; the effects of global outbreaks of pandemics or contagious diseases or fear of such outbreaks, such as the COVID-19 coronavirus pandemic; competitive pressures; pricing declines; rates of growth in our target markets; our ability to improve gross margins; cost-containment measures; legislative and regulatory actions; the impact of legal proceedings and compliance risks; the impact on our business and reputation in the event of information technology system failures, network disruptions, cyber-attacks, or losses or unauthorized access to, or release of, confidential information; and the ability of the company to comply with laws and regulations regarding data privacy and protection. We undertake no intent or obligation to publicly update or revise any of these forward-looking statements, whether as a result of new information, future events or otherwise.

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Non-GAAP Financial Measures

The following information provides definition and reconciliation of the non-GAAP financial measure presented in this earnings release to the most directly comparable financial measure calculated and presented in accordance with generally accepted accounting principles (GAAP). The company has provided this non-GAAP financial information, which is not calculated or presented in accordance with GAAP, as information supplemental and in addition to the financial measures presented in this earnings release that are calculated and presented in accordance with GAAP. Such non-GAAP financial measure should not be considered superior to, as a substitute for or alternative to, and should be considered in conjunction with, the GAAP financial measures presented in this earnings release. The non-GAAP financial measure in this earnings release may differ from similarly titled measures used by other companies.

Adjusted EBITDA

Adjusted EBITDA is considered a non-GAAP financial measure under the Securities and Exchange Commission’s (“SEC”) rules because it excludes certain amounts included in net income (loss) calculated in accordance with GAAP. Management believes that Adjusted EBITDA is a meaningful measure to share with investors because it facilitates comparison of the current period performance with that of the comparable prior period. In addition, Adjusted EBITDA affords investors a view of what management considers to be the Company’s core operating performance as well as the ability to make a more informed assessment of such operating performance as compared with that of the prior period.

The table below reflects the reconciliation of Net Income (Loss) to Adjusted EBITDA for the three and six months ended June 30, 2022 compared to the same periods in 2021 (in millions):

	Q2		YTD
	2021	2022	2021	2022
Net Income/(loss) (GAAP)	$0.1	$11.8	($1.9)	$21.1
(+) Net Interest expense/ (income)	$0.2	($0.1)	$0.2	$0.0
(+) Income Tax	$0.0	$0.3	$0.0	$0.8
(+) Depreciation & amortization	$1.9	$2.0	$3.5	$4.2
(-) Other income/gain	$0.0	($4.5)	$0.0	($4.4)
EBITDA	$2.2	$9.5	$1.8	$21.7

(+) Non-cash stock compensation	$0.4	$2.0	$0.8	$3.4
(+) Non-recurring expense	$0.8	$0.8	$1.2	$0.8

Adjusted EBITDA	$3.4	$12.3	$3.8	$25.9

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DocGo Inc. and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2022	2021
	Unaudited	Audited
ASSETS

Current assets:
Cash and cash equivalents	$198,138,395	$175,537,221
Accounts receivable, net of allowance of $7,047,958 and $7,377,389 as of June 30, 2022 and December 31, 2021, respectively	72,253,831	78,383,614
Prepaid expenses and other current assets	5,285,303	2,111,656
Total current assets	275,677,529	256,032,491

Property and equipment, net	12,229,997	12,733,889
Intangibles, net	10,415,401	10,678,049
Goodwill	8,686,966	8,686,966
Restricted cash	10,323,088	3,568,509
Operating lease right-of-use assets	3,812,085	4,195,682
Finance lease right-of-use assets	8,408,399	9,307,113
Equity method investment	619,348	589,058
Other assets	1,682,575	3,810,895
Total assets	$331,855,388	$309,602,652

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$12,915,952	$15,833,970
Accrued liabilities	38,656,519	35,110,877
Line of credit	1,025,881	25,881
Notes payable, current	566,426	600,449
Due to seller	694,331	1,571,419
Operating lease liability, current	1,421,036	1,461,335
Finance lease liability, current	2,655,037	3,271,990
Total current liabilities	57,935,182	57,875,921

Notes payable, non-current	1,048,864	1,302,839
Operating lease liability, non-current	2,651,849	2,980,946
Finance lease liability, non-current	5,276,312	6,867,420
Warrant liabilities	10,549,485	13,518,502
Total liabilities	77,461,692	82,545,628

Commitments and Contingencies

STOCKHOLDERS’ EQUITY:
Common stock ($0.0001 par value; 500,000,000 shares authorized as of June 30, 2022 and December 31, 2021; 100,685,290 and 100,133,953 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively)	10,564	10,013
Additional paid-in-capital	287,301,467	283,161,216
Accumulated deficit	(40,191,367)	(63,556,714)
Accumulated other comprehensive loss	(27,930)	(32,501)
Total stockholders’ equity attributable to DocGo Inc. and Subsidiaries	247,092,734	219,582,014
Noncontrolling interests	7,300,962	7,475,010
Total stockholders’ equity	254,393,696	227,057,024
Total liabilities and stockholders’ equity	$331,855,388	$309,602,652

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DocGo Inc. and Subsidiaries

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND

COMPREHENSIVE INCOME (LOSS)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Revenue, net	$109,519,304	$62,185,997	$227,410,856	$111,555,391
Expenses:
Cost of revenues (exclusive of depreciation and amortization, which is shown separately below)	70,176,462	41,023,082	148,164,035	76,883,824
Operating expenses:
General and administrative	24,637,618	15,976,151	48,498,234	27,797,606
Depreciation and amortization	2,037,771	1,897,051	4,238,792	3,494,727
Legal and regulatory	3,061,276	1,176,711	4,409,259	1,833,369
Technology and development	1,148,320	664,882	2,290,153	1,126,282
Sales, advertising and marketing	1,000,100	1,189,361	2,258,061	2,034,781
Total expenses	102,061,547	61,927,238	209,858,534	113,170,589
Income (loss) from operations	7,457,757	258,759	17,552,322	(1,615,198)

Other income (expenses):
Interest income (expense), net	98,276	(130,129)	(37,330)	(245,138)
Gain on remeasurement of warrant liabilities	3,027,766	-	2,969,017	-
Gain on initial equity method investments	89,810	-	6,469	-
Gain on remeasurement of finance leases	1,388,273	-	1,388,273	-
Loss on disposal of fixed assets	-	(27,730)	-	(27,730)
Other income	15,640	-	11,387	-
Total other income (expense)	4,619,765	(157,859)	4,337,816	(272,868)

Net income (loss) before income tax benefit (expense)	12,077,522	100,900	21,890,138	(1,888,066)
Income tax benefit (expense)	(321,660)	1,107	(761,839)	(8,923)
Net income (loss)	11,755,862	102,007	21,128,299	(1,896,989)
Net income (loss) attributable to noncontrolling interests	(979,791)	1,748,223	(2,237,048)	1,427,591
Net income (loss) attributable to stockholders of DocGo Inc. and Subsidiaries	12,735,653	(1,646,216)	23,365,347	(3,324,580)
Other comprehensive income (loss)
Foreign currency translation adjustment	10,434	94,655	4,571	102,653
Total comprehensive gain (loss)	$12,746,087	$(1,551,561)	$23,369,918	$(3,221,927)

Net income (loss) per share attributable to DocGo Inc. and Subsidiaries - Basic	0.13	$(18.19)	$0.23	$(36.73)
Weighted-average shares outstanding - Basic	99,303,948	90,505	100,372,146	90,505

Net income (loss) per share attributable to DocGo Inc. and Subsidiaries - Diluted	$0.11	$(18.19)	$0.2	$(36.73)
Weighted-average shares outstanding - Diluted	115,279,676	90,505	116,347,874	90,505

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DocGo Inc. and Subsidiaries

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended
	June 30,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$21,128,299	$(1,896,989)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	1,441,438	1,099,192
Amortization of intangible assets	1,279,078	879,984
Amortization of finance lease right-of-use assets	1,518,276	1,515,552
Loss on disposal of assets	-	27,730
Gain from equity method investment	(30,290)	-
Bad debt expense	1,818,792	1,235,442
Stock based compensation	3,504,861	761,534
Gain on remeasurement of finance leases	(1,388,273)	-
Gain on remeasurement of warrant liabilities	(2,969,017)	-
Changes in operating assets and liabilities:
Accounts receivable	4,310,990	(17,442,642)
Prepaid expenses and other current assets	(3,173,647)	(2,353,394)
Other assets	2,128,320	(90,647)
Accounts payable	(2,927,492)	2,791,050
Accrued liabilities	3,545,642	12,327,795
Net cash provided by (used in) operating activities	30,186,977	(1,145,393)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(941,655)	(2,581,691)
Acquisition of intangibles	(1,016,430)	(1,023,643)
Proceeds from disposal of property and equipment	-	6,000
Net cash used in investing activities	(1,958,085)	(3,599,334)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from revolving credit line	1,000,000	8,000,000
Repayments of notes payable	(287,998)	(258,863)
Due to seller	(877,088)	-
Noncontrolling interest contributions	2,063,000	333,025
Proceeds from exercise of stock options	1,153,410	-
Common stock repurchased	(497,899)	-
Equity costs	(19,570)	-
Payments on obligations under finance lease	(1,411,565)	(968,933)
Acquisition of businesses	-	(56,496)
Net cash provided by financing activities	1,122,290	7,048,733

Effect of exchange rate changes on cash and cash equivalents	4,571	102,653

Net increase in cash and restricted cash	29,355,753	2,406,659
Cash and restricted cash at beginning of period	179,105,730	34,457,273
Cash and restricted cash at end of period	$208,461,483	$36,863,932

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DocGo Inc. and Subsidiaries

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(CONTINUED)

	Six Months Ended June 30,
	2022	2021
Supplemental disclosure of cash and non-cash transactions:
Cash paid for interest	$129,363	$28,816

Cash paid for interest on finance lease liabilities	$222,649	$245,339

Cash paid for income taxes	$761,839	$8,923

Right-of-use assets obtained in exchange for lease liabilities	$2,192,946	$2,111,516

Fixed assets acquired in exchange for notes payable	$-	$256,237

Reconciliation of cash and restricted cash
Cash	$198,138,395	$33,146,205

Restricted Cash	10,323,088	3,717,727

Total cash and restricted cash shown in statement of cash flows	$208,461,483	$36,863,932

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DocGo Inc. and Subsidiaries

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended June 30,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$11,838,167	$102,007
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	729,560	570,352
Amortization of intangible assets	645,715	457,960
Amortization of finance lease right-of-use assets	662,495	868,740
Loss on disposal of assets	-	27,730
Gain from equity method investment	(99,285)	-
Bad debt expense	664,557	556,602
Stock based compensation	1,999,619	370,000
Gain on remeasurement of finance leases	(1,388,273)	-
Gain on remeasurement of warrant liabilities	(2,910,268)	-
Changes in operating assets and liabilities:
Accounts receivable	3,249,281	(10,303,967)
Prepaid expenses and other current assets	(1,636,097)	(231,851)
Other assets	(59,922)	22,737
Accounts payable	(2,255,748)	3,374,413
Accrued liabilities	482,494	4,424,059
Net cash provided by (used in) operating activities	11,922,295	238,782

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(339,239)	(1,821,642)
Acquisition of intangibles	(481,806)	(508,397)
Proceeds from disposal of property and equipment	-	6,759
Net cash used in investing activities	(821,045)	(2,323,280)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from revolving credit line	-	8,000,000
Repayments of notes payable	(149,847)	23,252
Due to seller	(716,838)	-
Noncontrolling interest contributions	-	-
Proceeds from exercise of stock options	779,066	-
Common stock repurchased	(497,899)	-
Equity costs	-	-
Payments on obligations under finance lease	(788,990)	(367,432)
Acquisition of businesses	-	(56,496)
Net cash provided by financing activities	(1,374,508)	7,599,324

Effect of exchange rate changes on cash and cash equivalents	10,434	94,655

Net increase in cash and restricted cash	9,737,176	5,609,481
Cash and restricted cash at beginning of period	198,724,307	31,254,451
Cash and restricted cash at end of period	$208,461,483	$36,863,932

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	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Primary Geographical Markets
U.S.	$106,314,813	$59,946,797	$221,368,244	$107,308,709
U.K.	3,204,491	2,239,200	6,042,612	4,246,682
Total revenue	$109,519,304	$62,185,997	$227,410,856	$111,555,391

Major Segments/Service Lines
Transportation Services	$22,175,233	$28,936,421	$49,987,743	$47,740,979
Mobile Health	87,344,071	33,249,576	177,423,113	63,814,412
Total revenue	$109,519,304	$62,185,997	$227,410,856	$111,555,391

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Contacts

Media Contact:

Janine Warner

Crowe PR

docgo@crowepr.com

(646) 916-5314

Investor Contacts:

Steven Halper

LifeSci Advisors

shalper@lifesciadvisors.com

or

ir@docgo.com

646-876-6455

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